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                                                                   EXHIBIT 10.32


                                LEARN2.COM, INC.
                        1311 MAMARONECK AVENUE, SUITE 210
                             WHITE PLAINS, NY 10604


                                                                  April 19, 2001

E-Stamp Corporation
2051 Stierlin Court
Mountain View, CA  94043
Attn: Robert Ewald

Dear Bo:

     Reference is made to the Agreement and Plan of Merger dated as of April 19, 2001 (the "Merger Agreement"), by and between E-Stamp Corporation, a corporation organized under the laws of the State of Delaware ("E-Stamp"), and Learn2.com, Inc., a corporation organized under the laws of the State of Delaware ("Learn2"). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

     This letter confirms our understanding that if, prior to the record date for E-Stamp stockholder approval of the Merger, the E-Stamp Shares are delisted from the Nasdaq National Market System and the Learn2 Shares are listed on the Nasdaq National Market System, then, notwithstanding anything to the contrary in the Merger Agreement, the Parties hereby agree as follows:

     1.   Learn2 shall be the Surviving Corporation;

     2. As of the Effective Time, each issued and outstanding E-Stamp Share shall be converted into the right to receive the number of Learn2 Shares calculated pursuant to the Exchange Ratio, rounded up to the nearest whole share;

     3. The "Exchange Ratio" shall mean the quotient obtained by dividing (x) the Learn2 Total Outstanding Shares by (y) the number equal to 99.5% of the E-Stamp Total Outstanding Shares;

     4. "Learn2 Total Outstanding Shares" shall mean all Learn2 Shares outstanding immediately prior to the Effective Time (including the RGC Shares), plus all Learn2 Shares issuable upon exercise of and conversion of all Learn2 Options (excluding the RGC Convertible Debenture) that have exercise prices equal to or less than the arithmetic average of the closing price of Learn2 Common Stock on each of the five (5) consecutive trading days ending on the day immediately preceding the date of the Learn2 Stockholders' Meeting and are vested (or will become vested as a result of the Learn2 Stockholders' Meeting, approval of the Merger by the Learn2 Stockholders and/or consummation of the Merger) as of the Closing Date (excluding all Learn2 Shares held by E-

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          Stamp or issuable to E-Stamp upon exercise of and conversion of any
          Learn2 Options, including the Private Placement Securities);

     5. "E-Stamp Total Outstanding Shares" shall mean all E-Stamp Shares outstanding immediately prior to the Effective Time plus all E-Stamp Shares issuable upon exercise of and conversion of all E-Stamp Options that have exercise prices equal to or less than the arithmetic average of the closing price of E-Stamp Common Stock on the each of the five
          (5) consecutive trading days ending on the day immediately preceding the date of the E-Stamp Stockholders' Meeting and are vested (or will become vested as a result of the E-Stamp Stockholders' Meeting, approval of the Merger by the E-Stamp Stockholders and/or consummation of the Merger) as of the Closing Date (excluding all E-Stamp Shares held by Learn2 or issuable to Learn2 upon exercise of and conversion of any E-Stamp Options);

     6. Notwithstanding the fact that Learn2 shall be the surviving Corporation, E-Stamp shall have the right to designate a majority of the members of the board of directors of the Surviving Corporation; and

     7. Except as provided herein, the Merger shall be consummated on the terms and conditions set forth in the Merger Agreement; provided, however, that the Parties shall further amend the Merger Agreement as necessary to consummate the Merger as contemplated in this letter and reflect Learn2 as the acquiring company in the Merger.


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     Please indicate your agreement with the foregoing by signing on the line below.

                                      Sincerely,

                                      LEARN2.COM, INC.


                                      By: /s/   Donald Schupak
                                      ------------------------------------------
                                      Name: Donald Schupak
                                      Title: Chairman of the Board of Directors

E-STAMP CORPORATION


By: /s/  Robert H. Ewald
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Name:  Robert H. Ewald
Title: President and Chief Executive Officer